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                                                                   EXHIBIT 23.16






CONSENT OF ARTHUR FRIEDMAN

I consent to the use in the Registration Statement Amendment of The Millburn World Resource Trust of my report dated March 20, 1996 on the balance sheet of The Millburn Ridgefield Corporation as of December 31, 1995 appearing in the Prospectus, which is part of the Registration Statement Amendment. I also consent to the reference to me under the heading "Experts" in such Prospectus.

/s/ ARTHUR FRIEDMAN

Arthur Friedman


New York, New York
January 14, 1997